                   AS FILED WITH THE SECURITIES AND EXCHANGE
                        COMMISSION ON NOVEMBER 19, 1998

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-
                                              6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNITED NATURAL FOODS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                          UNITED NATURAL FOODS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 18, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of United Natural Foods, Inc., a Delaware corporation (the "Company"), will be held on Friday, December 18, 1998 at 9:00 a.m. at The Westin Providence Hotel, One West Exchange Street, Providence, Rhode Island 02903 (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect one Class II Director for the ensuing three years;

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 50,000,000;

    3. To approve an amendment to the Company's Amended and Restated 1996 Stock Option Plan increasing the number of shares available for issuance under the Plan from 1,375,000 to 2,000,000;

    4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the current fiscal year; and

    5. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on Tuesday, November 17, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 260 Lake Road, Dayville, Connecticut 06241 and will be available at the Meeting.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Norman A. Cloutier,
                                          Chairman of the Board and
                                           Chief Executive Officer

November 20, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                          UNITED NATURAL FOODS, INC.
                                 260 LAKE ROAD
                          DAYVILLE, CONNECTICUT 06241

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 18, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Natural Foods, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Friday, December 18, 1998 at 9:00 a.m. at The Westin Providence Hotel, One West Exchange Street, Providence, Rhode Island 02903 and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

  On November 17, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 18,175,218 shares of common stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JULY 31, 1998 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT NOVEMBER 20, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF JOHN BREGGIA, CORPORATE CONTROLLER, UNITED NATURAL FOODS, INC., 260 LAKE ROAD, DAYVILLE, CONNECTICUT 06241. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 30, 1998 by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) the Chief Executive Officer and the executive officers named in the Summary Compensation Table below, and (iv) all directors, director nominees and executive officers as a group.

                                                 SHARES       PERCENTAGE OF
                                              BENEFICIALLY SHARES BENEFICIALLY
NAME OF BENEFICIAL OWNER                         OWNED          OWNED(1)
------------------------                      ------------ -------------------
5% STOCKHOLDERS
Norman A. Cloutier(2)........................  3,128,899          17.0%
 c/o United Natural Foods, Inc.
 260 Lake Road
 Dayville, CT 06241
Michael S. Funk(3)...........................  2,281,149          12.5%
 c/o Mountain People's Warehouse Incorporated
 12745 Earhart Avenue
 Auburn, CA 95602
Richard S. Youngman..........................  2,198,468          12.1%
 c/o Stow Mills, Inc.
 Stow Mills Drive
 Chesterfield, NH 03443
Funk Family 1992 Revocable Living Trust(4)...  2,178,600          12.0%
 c/o Michael S. Funk
 Mountain People's Warehouse Incorporated
 12745 Earhart Avenue
 Auburn, CA 95602
Employee Stock Ownership Trust(5)............  1,996,748          11.0%
 Robert G. Huckins, Trustee
 19404 Camino Del Aguila
 Escondido, CA 92025
Wellington Management Company, LLP(6)........  1,826,500          10.1%
 75 State Street
 Boston, MA 02109
OTHER NAMED EXECUTIVE OFFICERS AND OTHER
 DIRECTORS
Barclay McFadden, III(7).....................    873,567           4.8%
Richard J. Williams(8).......................    184,730           1.0%
Steven H. Townsend(9)........................    150,600             *
Thomas B. Simone(10).........................     11,000             *
Robert T. Cirulnick..........................      1,000             *
Kevin T. Michel..............................          0             0%
All executive officers, directors and
 director nominees, as a group
 (10 persons)(11)............................  8,906,313          47.9%

--------
*  Less than 1%

(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2) Includes 176,808 shares issuable within the 60-day period following September 30, 1998 pursuant to the exercise of stock options. Does not include 31,938 shares held by the United Natural Employee Stock Ownership Trust ("ESOT") and allocated to Mr. Cloutier under the Employee Stock Ownership Plan ("ESOP").
(3) Includes 2,178,600 shares held by the Funk Family 1992 Revocable Living Trust, of which Michael and Judith Funk are the Co-Trustees. Includes 102,549 shares issuable within the 60-day period following September 30, 1998 pursuant to the exercise of stock options. Does not include 1,335 shares held by the ESOT and allocated to Mr. Funk under the ESOP.
(4) Michael S. Funk and his wife Judith A. Funk are Co-Trustees of the Funk Family 1992 Revocable Living Trust and share investment and voting control of the shares held by the trust.
(5) ESOP participants are entitled to direct Robert G. Huckins, the trustee of the ESOT (the "Trustee"), as to how to vote shares allocated to their ESOP accounts under the ESOP. In accordance with the provisions of the ESOP, the Trustee is directed to vote unallocated shares of Common Stock, and allocated shares for which no voting direction has been received, in the same proportion as participants have directed the Trustee to vote their allocated shares of Common Stock. The ESOT disclaims beneficial ownership of the allocated shares to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.
(6) Wellington Management Company, LLP ("WMC") is an investment adviser registered under the Investment Advisers Act of 1940. WMC, in its capacity as investment adviser, may be deemed to beneficially own 1,826,500 shares of the Company which are held of record by clients of WMC. WMC has shared voting power with respect to 894,300 shares and shared dispositive power with respect to 1,826,500 shares. This information is derived from a
     Schedule 13G filed with the Securities and Exchange Commission on September 10, 1998.
(7) Includes 100,000 shares held by the Barclay McFadden Charitable Remainder Unitrust, of which Mr. McFadden is a beneficiary.
(8) Includes 173,730 shares held by Triumph-Connecticut Limited Partnership ("Triumph"), of which Mr. Williams is a general partner of a general partner. Mr. Williams disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein. Also includes 11,000 shares issuable within the 60-day period following September 30, 1998 pursuant to the exercise of stock options.
(9) Includes 76,513 shares held by Marjolaine M. Townsend, wife of Mr. Townsend. Includes 74,087 shares issuable within the 60-day period following September 30, 1998 pursuant to the exercise of stock options. Does not include 22,437 shares held by the ESOT and allocated to Mr. Townsend under the ESOP. Mr. Townsend, a current Class II director of the Company, is not standing for re-election.
(10) Consists of 11,000 shares issuable within the 60-day period following September 30, 1998 pursuant to the exercise of stock options.
(11) Includes 419,444 shares issuable within the 60-day period following September 30, 1998 pursuant to the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the fiscal year ended July 31, 1998 the Reporting Persons complied with all Section 16(a) filing requirements other than a late Form 4 filing by Mr. Funk covering one transaction, a late Form 4 filing by Mr. Townsend covering a total of three transactions and a late Form 3 filing by Mr. Cirulnick.

VOTES REQUIRED

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the approval of the amendment to the Company's Amended and Restated 1996 Stock Option Plan and the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the current fiscal year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, in determining whether the proposal to approve the amendment to the Company's Amended and Restated Certificate of Incorporation has received the requisite number of votes, abstentions and broker non-votes will be treated as outstanding shares and, accordingly, will have the same effect as a vote against such proposal.

                       PROPOSAL 1--ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  The Company has a classified Board of Directors currently consisting of three Class I directors (Barclay McFadden, III, Kevin T. Michel and Richard S. Youngman), two Class II directors (Steven H. Townsend and Thomas B. Simone), and three Class III directors (Norman A. Cloutier, Michael S. Funk and Richard
J. Williams). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2000, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect Thomas B. Simone as a Class II director, unless the proxy is marked otherwise. Mr. Simone is currently a Class II director of the Company. Steven H. Townsend, a current Class II director of the Company, is not standing for re-election to the Board of Directors. The Board of Directors currently intends to fill the Class II vacancy by the end of fiscal 1999.

  The Class II director will be elected to hold office until the 2001 annual meeting of stockholders and until his successor is elected and qualified. Mr. Simone has indicated his willingness to serve, if elected; however, if Mr. Simone should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that Mr. Simone will be unable to serve if elected.

  For each member of the Board of Directors, including the nominee for election as a Class II director, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company.

  NORMAN A. CLOUTIER, age 44, founded the Company in 1978. Mr. Cloutier has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Cloutier served as President of the Company from its inception until October 1996. Mr. Cloutier previously operated a natural products retail store in Coventry, Rhode Island from 1977 to 1978.

  MICHAEL S. FUNK, age 44, has been Vice Chairman of the Board of the Company since February 1996 and President of the Company since October 1996. Mr. Funk served as Executive Vice President of the Company from February 1996 until October 1996. Since its inception in July 1976, Mr. Funk has been President of Mountain People's Warehouse Incorporated, a wholly owned subsidiary of the Company ("Mountain People's"). Mr. Funk has served on the Board of Directors since February 1996.

  BARCLAY MCFADDEN, III, age 48, was the Chief Executive Officer and a director of Stow Mills, Inc., a wholly owned subsidiary of the Company ("Stow Mills"), and Stow Mills' predecessor company from 1976 until October 1997. Mr. McFadden also serves on the Board of Directors of First Vermont Bank and a number of charitable organizations. Mr. McFadden has served on the Board of Directors since December 1997.

  KEVIN T. MICHEL, age 41, has been President of the Company's Central Region since March 1998. Mr. Michel served as Chief Financial Officer of Mountain People's from January 1995 until March 1998. From January 1992 until January 1995, Mr. Michel held several different accounting and finance positions at Mountain People's. From March 1991 until December 1991, Mr. Michel was the sole proprietor of a restaurant. Mr. Michel has served on the Board of Directors since February 1996.

  THOMAS B. SIMONE, age 56, has served as President and Chief Executive Officer of Simone & Associates, a healthcare and natural products investment and consulting company, since April 1994. From February 1991 to April 1994, Mr. Simone was President of McKesson Drug Company. Mr. Simone also serves on the Board of Directors of ECO-DENT International, Inc., IBV Technologies, Inc. and Zila, Inc. Mr. Simone has served on the Board of Directors since October 1996.

  RICHARD J. WILLIAMS, age 37, has been a Managing Director of Triumph Capital Group, Inc. since March 1990. Mr. Williams has served on the Board of Directors since November 1993. Mr. Williams also serves on the Board of Directors of Outsource International, Inc.

  RICHARD S. YOUNGMAN, age 47, was the President and a director of Stow Mills and its predecessor company from 1979 until October 1997. In October 1997, Mr. Youngman became Chief Executive Officer of Stow Mills and President of the Company's Eastern Region. Mr. Youngman has served on the Board of Directors since December 1997.

  Barclay McFadden, III and Richard S. Youngman were elected to the Company's Board of Directors in connection with the Company's merger with Stow Mills in October 1997.

  For information relating to shares of Common Stock owned by each of the directors, see "Stock Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors of the Company met five times (including by telephone conference) during fiscal 1998. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees and consultants to the Company and administers and grants stock options pursuant to the Company's Amended and Restated 1996 Stock Option Plan. The Compensation Committee held two meetings during fiscal 1998. The members of the Compensation Committee are Messrs. Simone, McFadden and Williams.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held two meetings during fiscal 1998. The current members of the Audit Committee are Messrs. Cloutier, McFadden, Simone, Townsend and Williams.

  The Board of Directors has a Nominating Committee which nominates candidates for election to the Board of Directors. The Nominating Committee held one meeting during fiscal 1998. The current members of the Nominating Committee are Messrs. Cloutier and Funk. The Nominating Committee will consider nominees recommended by stockholders of the Company. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Norman A. Cloutier, Chairman of the Board and Chief Executive Officer, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241, who will submit the names of the nominees to the Nominating Committee for consideration.

DIRECTOR COMPENSATION

  The directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings but do not receive any other cash compensation in connection with their services on the Board.

COMPENSATION OF EXECUTIVE OFFICERS

 Summary Compensation

  The following table sets forth compensation information for the twelve-month periods ended July 31, 1996, 1997 and 1998 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                                               ANNUAL                  LONG-TERM
                                            COMPENSATION              COMPENSATION
                                  -------------------------------- ------------------
                                                                         AWARDS
                                                                   ------------------
                                                    OTHER ANNUAL       SECURITIES       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS  COMPENSATION(1) UNDERLYING OPTIONS COMPENSATION(2)
---------------------------  ---- -------- ------- --------------- ------------------ ---------------
Norman A. Cloutier ......    1998 $135,200 $     0     $     0           71,009          $134,961
 Chairman of the Board       1997  135,460       0           0                0            22,878
 and Chief Executive         1996  135,460  28,750           0          178,750            26,616
 Officer
Michael S. Funk..........    1998  135,950       0           0           30,000            38,775
 Vice Chairman of the        1997  133,450       0           0                0             6,742
 Board and President         1996   98,750       0           0          115,500             1,103
Robert T. Cirulnick(3)...    1998  108,175       0      12,700          100,000                 0
 Chief Financial Officer
 and Treasurer
Richard S. Youngman(4) ..    1998  127,497       0           0           30,000             3,300
 Eastern Region President
Kevin T. Michel(5).......    1998   84,219  53,451      24,000            5,000             2,968
 Central Region President

--------
(1) The amounts shown in this column represent travel and temporary living expenses paid by the Company in connection with the relocation of the Named Executive Officer.
(2) The amounts shown in this column for fiscal 1998 represent the value of Company contributions to the 401(k) accounts of the Named Executive Officers ($2,028 for Mr. Cloutier, $975 for Mr. Funk, $3,300 for Mr. Youngman and $2,968 for Mr. Michel). The amount shown for Mr. Cloutier also includes $132,933 paid to Mr. Cloutier as a "make whole" payment in connection with the Company's acquisition of a retail store prior to the Company's initial public offering. See "Report of the Compensation Committee on Executive Compensation." The amount shown for Mr. Funk also includes an executive life insurance premium in the amount of $37,800. The amounts shown in this column for fiscal 1998 do not include the fair market value of shares allocated to the accounts of the Named Executive Officers under the Company's ESOP as the number of shares allocated are not available as of the date hereof.
(3) Mr. Cirulnick joined the Company as Chief Financial Officer and Treasurer in February 1998.
(4) Mr. Youngman become Eastern Region President in October 1997.
(5) Mr. Michel became Central Region President in March 1998.

 Option Grant Table

  The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 1998 by the Company to the Named Executive Officers. The Company did not grant any stock appreciation rights ("SARs") to Named Executive Officers during the fiscal year ended July 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                             PERCENT OF                             VALUE AT ASSUMED
                             NUMBER OF      TOTAL OPTIONS                             ANNUAL RATES
                             SECURITIES      GRANTED TO   EXERCISE OR                OF STOCK PRICE
                             UNDERLYING     EMPLOYEES IN   BASE PRICE  EXPIRATION   APPRECIATION FOR
NAME                     OPTIONS GRANTED(1)  FISCAL YEAR  PER SHARE(2)    DATE       OPTION TERM(3)
----                     ------------------ ------------- ------------ ---------- ---------------------
                                                                                      5%        10%
                                                                                  ---------- ----------
Norman A. Cloutier......       13,139              3%        $22.28    12/19/2002 $   46,837 $  135,763
                               57,870             15          20.25    12/19/2007    736,981  1,867,655
Michael S. Funk.........       13,139              3          22.28    12/19/2002     46,837    135,763
                               16,861              4          20.25    12/19/2007    214,727    544,160
Robert T. Cirulnick.....      100,000             25          24.19    02/03/2008  1,521,296  3,855,263
Richard S. Youngman.....       14,814              4          22.28    12/19/2002     52,807    153,071
                               15,186              4          20.25    12/19/2007    193,395    490,102
Kevin T. Michel.........        5,000              1          20.25    12/19/2007     63,676    161,366

--------
(1) The securities underlying the options are shares of Common Stock.
(2) All options were granted at or above the fair market value of the Company's Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

 Fiscal Year-End Option Value Table

  The following table summarizes certain information regarding stock options held as of July 31, 1998 by each of the Named Executive Officers. No options or SARs were exercised by Named Executive Officers during the fiscal year ended July 31, 1998, and no SARs were held by Named Executive Officers at fiscal year end.

                         FISCAL YEAR-END OPTION VALUES

                         NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                                 FISCAL YEAR END              AT FISCAL YEAR END(1)
NAME                     EXERCISABLE(#)/UNEXERCISABLE(#) EXERCISABLE($)/UNEXERCISABLE($)
----                     ------------------------------- -------------------------------
Norman A. Cloutier......         176,808/72,951                $3,517,409/$650,033
Michael S. Funk.........         102,549/42,951                  2,078,511/423,143
Robert T. Cirulnick.....              0/100,000                          0/362,300
Richard S. Youngman.....               0/30,000                          0/196,818
Kevin T. Michel.........               0/25,625                          0/412,633

--------
(1) Value based upon the last sales price per share ($27.813) of the Company's Common Stock on July 31, 1998, as reported on the Nasdaq National Market, less the exercise price.

 Employment Agreements

  The Company is a party to an employment agreement with Michael S. Funk covering the period commencing February 20, 1996 and ending December 31, 2000, subject to extension for another five-year term at the election of Mr. Funk. The agreement provides for Mr. Funk to serve as President of Mountain People's, Executive Vice President of the Company and Vice Chairman of the Company's Board of Directors. In October 1996, the Board of Directors elected Mr. Funk to serve as President of the Company. Under the employment agreement, Mr. Funk is entitled to base compensation at least equal to that paid to the Chief Executive Officer of the Company and other compensation in an amount such that Mr. Funk's total annual compensation is at least equal to 90% of the Chief Executive Officer's total annual compensation. In addition, in no event can Mr. Funk's annual compensation be less than $130,000.

  Mr. Funk may terminate the agreement upon 90 days' written notice to the Company. The Company may terminate the agreement only for cause or in the event of Mr. Funk's death or disability. The agreement includes a non-competition clause under which Mr. Funk agreed that during the term of the agreement and for three years thereafter he will not, directly or indirectly, participate in (i) a wholesale distribution business in competition with the Company or Mountain People's or (ii) a retail business in competition with the Company or any of its subsidiaries which is located within 15 miles of a retail store owned by the Company or one of its subsidiaries; provided, however, that Mr. Funk's management and ownership of an equity interest in Mountain People's Wine Distributing, Inc. ("MPWD") will not be deemed a breach of this covenant unless MPWD distributes products east of the Mississippi River or engages in a business other than the distribution and sale of wine and alcoholic beverages.

  In connection with the acquisition of Stow Mills in October 1997, the Company entered into an employment agreement with Richard S. Youngman pursuant to which Mr. Youngman is being employed as President and Chief Executive Officer of Stow Mills and President of the Company's Eastern Region. The employment agreement provides for an initial term of two years at an annual base salary of $130,000, plus bonuses and stock options as determined by the Compensation Committee of the Company's Board of Directors and substantially equivalent to those provided to other senior executive officers of the Company and its subsidiaries. The employment agreement provides that, at the end of the initial two-year term, and each year thereafter, Mr. Youngman's employment will automatically be renewed unless either party notifies the other party that he or it elects to terminate the employment agreement. Mr. Youngman's salary will be reviewed by the Company at the beginning of each of its fiscal years and, in the sole discretion of the Company, may be increased, but not decreased, for such year. The employment agreement contains non-disclosure, non-competition and non-solicitation covenants during the employment term and for a one-year period thereafter.

  The Company entered into an employment agreement with Robert T. Cirulnick commencing on February 3, 1998 and continuing until terminated on not less than thirty days' written notice by either party, or immediately upon written notice by the Company at any time for cause. The employment agreement provides for Mr. Cirulnick's employment as Chief Financial Officer of the Company at an annual base salary of $225,000, plus bonuses and stock options to acquire an aggregate of 100,000 shares of the Company's Common Stock. Mr. Cirulnick's salary will be reviewed periodically by the Board of Directors and, at the discretion of the Board of Directors, may be increased. The employment agreement contains confidentiality covenants during the employment term and non-competition and non-solicitation covenants during the employment term and for a two-year period thereafter.

  The Company entered into an agreement with Steven H. Townsend on October 31, 1997 pursuant to which Mr. Townsend's employment by the Company as Chief Financial Officer and Secretary terminated on December 1, 1997. The agreement provides that Mr. Townsend will be paid an aggregate salary continuation benefit of $120,000 during the period commencing on December 1, 1997 and ending on August 1, 1998, plus continued health insurance benefits and options to acquire 5,337 shares of the Company's Common Stock. The agreement contains non-solicitation covenants during the period lasting until August 31, 1998 and non-disclosure covenants. Mr. Townsend, a current Class II director of the Company, is not standing for re-election to the Board of Directors.

CERTAIN TRANSACTIONS

  In connection with the establishment of the ESOP in November 1988, Norman A. Cloutier, Steven H. Townsend, Daniel V. Atwood and Theodore Cloutier contributed an aggregate of 2,200,000 shares of the Company's Common Stock to the ESOT in exchange for a note (the "ESOT Note") from the ESOT in the original amount of $4,080,000, the largest amount of indebtedness outstanding under the ESOT Note. The Company guarantees payment by the ESOT of the ESOT Note. The ESOT Note is payable in equal monthly installments of principal and interest from December 1988 to May 2015. Interest is charged on the ESOT Note at a rate of 8.55% per annum. The amount outstanding on the ESOT Note as of September 30, 1998 was $2,706,400.

  In November 1995, Mountain People's loaned $150,000 to Michael Funk. The loan was not made in connection with a particular transaction. The largest amount of indebtedness outstanding under the loan was $150,000. This loan was evidenced by a promissory note which bore interest at the rate of 7% per annum. This loan was repaid in full in September 1997.

  Steven H. Townsend is a stockholder in two natural product companies, including The Food Farmacy, Ltd. (55.8% stockholder) and Food Farmacy, Inc. (50% stockholder), which, in the aggregate, purchased approximately $1.2 million of natural products from the Company in fiscal 1998 at published catalog prices.

  Pursuant to the Agreement and Plan of Reorganization, dated as of June 23, 1997, and as amended and restated as of August 8, 1997 (the "Merger Agreement"), among the Company, Stow Mills, GEM Acquisition Corp., a wholly owned subsidiary of the Company (the "Merger Subsidiary"), Barclay McFadden, III and Richard S. Youngman, the Merger Subsidiary was merged with and into Stow Mills on October 31, 1997, whereupon Stow Mills became a wholly owned subsidiary of the Company (the "Merger"). At that time, each outstanding share of capital stock of Stow Mills (the "Stow Stock") was converted into 2,711.4817 shares of Common Stock of the Company, or an aggregate of 4,978,280 shares.

  The issuance of shares of Common Stock of the Company in connection with the Merger was approved by the Board of Directors and the stockholders of the Company, and the Merger Agreement and the Merger were approved by the Board of Directors and the stockholders of Stow Mills. The terms of the Merger Agreement and the Merger were determined on the basis of arm's-length negotiations. Prior to the execution of the Merger Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with Stow Mills. Under the terms of a Securityholder Voting Agreement, dated as of June 23, 1997, Norman A. Cloutier, Michael S. Funk, the Funk Family 1992 Revocable Trust and Triumph agreed to vote all shares over which they exercised voting control for approval of the issuance of Common Stock in connection with the Merger.

  In connection with the Merger, Norman A. Cloutier, Michael S. Funk, the Funk Family 1992 Revocable Trust and Triumph entered into a Board Election Securityholder Voting Agreement in which they agreed to elect Barclay McFadden, III and Richard S. Youngman to three-year terms on the Company's Board of Directors. The Company and the stockholders of Stow Mills, including Richard S. Youngman, Barclay McFadden, III, the Barclay McFadden Family Trust, and Mr. McFadden's children, Thomas Morrison Carnegie McFadden, George Stillman McFadden and Barclay McFadden IV, entered into a Registration Rights Agreement pursuant to which the Company will provide the Stow Mills stockholders with certain registration rights with respect to the Company's Common Stock issued to them in connection with the Merger.

  On April 14, 1998, the Company lent $100,000 to Kevin Michel in connection with Mr. Michel's relocation from California to Colorado. On July 15, 1998, Mr. Michel issued the Company a note (which will not bear interest as long as Mr. Michel remains an employee of the Company) due April 14, 2013.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

 Overview and Philosophy

  The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for making recommendations concerning salaries and incentive compensation for employees of the Company, including the Company's Chief Executive Officer and other executive officers, and administering the Company's Amended and Restated 1996 Stock Option Plan. The Committee currently consists of Messrs. Simone, McFadden and Williams. This report addresses the Company's compensation policies for fiscal 1998 as they affected the Chief Executive Officer and the Company's other executive officers.

  The objectives of the Company's executive compensation program are to:

  . Attract and retain key executives critical to the long-term success of the Company;

  . Align the executive officers' interests with the interests of stockholders and the success of the Company; and

  .    Recognize and reward individual performance and responsibility.

 Compensation Program

  General. The Company's executive compensation program generally consists of base salary and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits, the ESOP and the Company's 401(k) Plan.

  All compensation decisions are determined following a review of many factors that the Committee believes are relevant, including third-party data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

  In general, the Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company's financial performance and individual merit in setting compensation policies for its executive officers.

  For fiscal 1998, management of the Company recommended the executive compensation packages, subject to approval and oversight by the Committee. In the future, however, the Committee intends to review the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for the Company's executives.

  Base Compensation. Norman A. Cloutier, the Company's Chief Executive Officer, had his salary for fiscal 1998 based primarily on subjective factors, including his leadership skills and his contributions to the Company's growth (both internally and through acquisitions) and overall performance over the past several years. In light of the Company's position as one of only two national distributors of natural foods and related products in the United States, the Committee believes that the Chief Executive Officer's base salary of $135,200 in fiscal 1998 was relatively modest. The Committee intends to assess the Chief Executive Officer's salary from time to time to ensure that it remains competitive within the natural foods industry.

  Michael S. Funk, the Company's Vice Chairman of the Board and President, and Richard S. Youngman, the President and Chief Executive Officer of Stow Mills and the President and Chief Executive Officer of the Eastern Region, are parties to multi-year employment agreements with the Company that fix each executive's base salary. The employment agreement with Mr. Funk was entered into in February 1996 in connection with the Company's merger with Mountain People's. Under the employment agreement, Mr. Funk is entitled to base compensation at least equal to that paid to the Chief Executive Officer and other compensation in an amount such that Mr. Funk's total annual compensation is at least equal to 90% of the Chief Executive Officer's total annual compensation. Accordingly, Mr. Funk received base compensation of $135,950 in fiscal 1998. The employment agreement with Mr. Youngman was entered into in October 1997 in connection with the Company's merger with Stow Mills. Under the agreement, Mr. Youngman is entitled to an annual base salary of $130,000, plus bonuses and stock options as determined by the Committee and substantially equivalent to those provided to other senior executives of the Company. The Committee believes that the comparable base salaries of Messrs. Cloutier, Funk and Youngman are appropriate in light of the executive responsibilities and significant equity positions in the Company of these three individuals. Each of these individuals owns a significant number of shares of the Company's Common Stock. This ownership helps align their efforts with the entire stockholder group. See "Compensation of Executive Officers-- Employment Agreements."

  Robert T. Cirulnick, the Company's Chief Financial Officer, is a party to an employment agreement with the Company that fixes his base salary. Under the employment agreement, Mr. Cirulnick is entitled to an annual base compensation of $225,000, plus bonuses and stock options to acquire 100,000 shares of the Company's Common Stock. The Committee believes that the base salary of Mr. Cirulnick is appropriate in light of his executive responsibilities. See "Compensation of Executive Officers--Employment Agreements."

  For fiscal 1998, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Committee. Base compensation was also determined in light of a particular individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through individual stock ownership, the Company's ESOP and Amended and Restated 1996 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. The Committee decided to award Mr. Cloutier options to purchase 60,000 shares of Common Stock for his services to the Company in fiscal 1998 and an option to purchase 11,009 shares of Common Stock to make him "whole" as described below.

  Make Whole Payment. In connection with the Company's acquisition of a retail store prior to the Company's initial public offering, Mr. Cloutier granted the owner of the retail store an option to purchase 11,009 shares of Common Stock owned by Mr. Cloutier for an exercise price of $5.45 per share. In May 1997, the former owner exercised his option in full. To make Mr. Cloutier "whole" for the shares used in the acquisition, the Committee granted Mr. Cloutier an option to purchase 11,009 shares of Common Stock and awarded him $132,933 in cash (the difference between Mr. Cloutier's option price of $20.25 per share and the former owner's option price of $5.45 per share, multiplied by 11,009 shares, and reduced by $30,000 for compensation to another employee in connection with the acquisition).

  Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million dollars paid to its Chief Executive Officer or any of its Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          Thomas B. Simone, Chairman

                                          Barclay McFadden, III

                                          Richard J. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Compensation Committee are Messrs. Simone, McFadden and Williams. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from November 1, 1996 (the date of the Company's initial public offering) through July 31, 1998 with the cumulative total return on (i) the Index of Food Service Providers and (ii) the Nasdaq Composite Index. The comparison assumes the investment of $100 on November 1, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Index of Food Service Providers includes JP Foodservice Inc., Rykoff-Sexton Inc., SYSCO Corporation and Performance Food Group Co., and the returns of each component company in the index are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Prior to November 1996, the Company's Common Stock was not registered under the Exchange Act.

                                 [LINE GRAPH]

                       11/1/96  1/31/97  4/30/97  7/31/97  10/31/97  1/30/98  4/30/98  7/31/98
                       -------  -------  -------  -------  --------  -------  -------  -------
United Natural          $100     $102     $115     $178     $156      $181     $209     $206
Index of Food Service
 Products               $100     $109     $118     $133     $129      $143     $145     $145
Nasdaq Composite Index  $100     $113     $103     $130     $130      $133     $153     $153

                  PROPOSAL 2--APPROVAL OF AN AMENDMENT TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

  On November 6, 1998, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares.

  The authorized Common Stock of the Company currently consists of 25,000,000 shares, $.01 par value per share, of which 18,175,218 shares were outstanding as of September 30, 1998 and approximately 1,972,500 shares were reserved (assuming the approval of the amendment to the Company's Amended and Restated 1996 Stock Option Plan by the stockholders at the Meeting) for issuance pursuant to the Company's stock option plan. The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future stock dividends, future financings, joint ventures, acquisitions or other general corporate purposes. However, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance described above. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

  THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THIS AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSED AMENDMENT.

       PROPOSAL 3--APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
                            1996 STOCK OPTION PLAN

  The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to attract, retain and motivate key employees. Accordingly, on November 6, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Option Plan") to increase the number of shares of Common Stock available for issuance under the Plan from 1,375,000 shares to 2,000,000 shares to ensure that the Company may continue to attract and retain key employees who are expected to contribute to the Company's growth and success. Of the 1,375,000 shares authorized for issuance under 1996 Option Plan, options for the purchase of 1,016,846 shares of Common Stock, net of forfeitures, have been granted during the two-year period since the adoption of the Plan, leaving a balance of 358,154 shares of Common Stock reserved for future options grants. The following is a summary of some of the principal terms of the 1996 Option Plan.

SUMMARY OF THE 1996 OPTION PLAN

  The 1996 Option Plan was originally adopted by the Board of Directors on July 29, 1996 and approved by the stockholders of the Company on July 31, 1996. An Amended and Restated 1996 Option Plan was approved by the stockholders of the Company on October 28, 1996. The 1996 Option Plan provides for the grant of stock options to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries (collectively, "participants"). Under the 1996 Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may only be granted to employees of the Company. The maximum number of shares with respect to which options may be granted to a participant under the 1996 Option Plan may not exceed 500,000 shares of Common Stock during any calendar year.

  The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1996 Option Plan, the Compensation Committee has the authority to select the participants to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years or, in the case of incentive stock otpions granted to a stockholder owning in excess of 10% of the Company's Common Stock, five years).

  Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent, as applicable, with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended. Incentive stock options are not assignable or transferable except by will or the laws of descent and distribution.

  The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1996 Option Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to participants upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as not inconsistent with the 1996 Option Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1996 Option Plan may be exercised.

  As of September 30, 1998, the Company had approximately 2,450 employees and four non-employee directors, all of whom were eligible to participate in the 1996 Option Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. From the initial adoption of the Company's 1996 Option Plan through September 30, 1998: options to purchase an aggregate of 249,759 shares thereunder had been granted to Norman A. Cloutier, the Chairman of the Board and Chief Executive Officer of the Company; options to purchase an aggregate of 145,500 shares thereunder had been granted to Michael S. Funk, Vice Chairman of the Board and President of the Company; options to purchase an aggregate of 100,000 shares thereunder had been granted to Robert T. Cirulnick, Chief Financial Officer of the Company; options to purchase an aggregate of 30,000 shares thereunder had been granted to Richard S. Youngman, President of the Eastern Region of the Company; options to purchase an aggregate of 25,625 shares thereunder had been granted to Kevin T. Michel, President of the Central Region of the Company; options to purchase an aggregate of 16,500 shares thereunder had been granted to Thomas B. Simone, a director nominee of the Company; options to purchase an aggregate of 134,587 shares thereunder had been granted to all current directors who are not executive officers of the Company as a group; options to purchase an aggregate of 636,884 shares thereunder had been granted to all current executive officers of the Company as a group; no options to purchase shares thereunder had been granted to any associate of any director, executive officer or nominee for director of the Company; and options to purchase an aggregate of 245,375 shares thereunder had been granted to all employees of the Company who are not executive officers.

FEDERAL INCOME TAX CONSEQUENCES

  The following summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1996 Option Plan and with respect to the sale of Common Stock acquired under the 1996 Option Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Non-statutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Tax Consequences to the Company

  The grant of an award under the 1996 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1996 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1996 Option Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THIS AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSED AMENDMENT.

                PROPOSAL 4--RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending July 31, 1999, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will reconsider the matter. A representative of KPMG Peat Marwick LLP, which served as independent public accountants for the fiscal year ended July 31, 1998, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

  THE BOARD OF DIRECTORS BELIEVES THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR SUCH RATIFICATION.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 260 Lake Road, Dayville, Connecticut 06241, no later than July 23, 1999.

  If a stockholder of the Company wishes to present a proposal before the 1999 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 1999 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 1999 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 1999 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          Norman A. Cloutier,
                                          Chairman of the Board and Chief
                                           Executive Officer

November 20, 1998

                           UNITED NATURAL FOODS, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN


                                 July 29, 1996

                  As Amended and Restated on October 28, 1996


1.   Purpose.
     -------

     The purpose of this plan (the "Plan") is to secure for United Natural Foods, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.   Type of Options and Administration.
     ----------------------------------

     (a) Types of Options.  Options granted pursuant to the Plan may be either
         ----------------
incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     (b)  Administration.
          --------------

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c)  Applicability of Rule 16b-3.  Those provisions of the Plan which make
          ---------------------------
express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.   Eligibility.  Options may be granted to persons who are, at the time of
     -----------
grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options
         --------
may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

4.   Stock Subject to Plan.
     ---------------------

     (a)  Number of Shares.  Subject to adjustment as provided in Section 15
          ----------------
below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 1,375,000 shares (after giving effect to the Company's 55-for-1 stock split, in the form of a stock dividend, effective as of September 3, 1996 (the "Split")). If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options.

     (b) Per-Person Limit. Subject to an adjustment as provided in Section 15
         ----------------
below, for options granted after the Common Stock is registered under the Exchange

Act, the maximum number of shares with respect to which an option may be granted to any person under the Plan shall be 500,000 (after giving effect to the Split) per calendar year. The per-person limit described in this Section 4(b) shall be construed and applied consistent with Section 162(m) of the Code.

5.   Forms of Option Agreements.
     --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.   Purchase Price.
     --------------

     (a) General.  Subject to Section 3(b), the purchase price per share of
         -------
stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock
                    --------  -------
Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

     (b) Payment of Purchase Price.  Options granted under the Plan may provide
         -------------------------
for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.   Option Period.
     -------------

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.


8.   Exercise of Options.
     -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.   Nontransferability of Options.
     -----------------------------

     Except as the Board of Directors may otherwise determine or provide in an option grant, options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

10.  Effect of Termination of Employment or Other Relationship.
     ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  Incentive Stock Options.
     -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a)  Express Designation.  All Incentive Stock Options granted under the
          -------------------
Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b)  10% Shareholder.  If any employee to whom an Incentive Stock Option is
          ---------------
to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

          (ii) the option exercise period shall not exceed five years from the date of grant.

     (c)  Dollar Limitation.  For so long as the Code shall so provide, options
          -----------------
granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d)  Termination of Employment Death or Disability.  No Incentive Stock
          ---------------------------------------------
Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option
                        --------
     may designate a longer exercise period and that the exercise after such three month period shall be treated as the exercise of a non-statutory option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive

     Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  Additional Provisions.
     ---------------------

     (a)  Additional Option Provisions.  The Board of Directors may, in its sole
          ----------------------------
discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent
           -------- ----
with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b)  Acceleration, Extension, Etc.  The Board of Directors may, in its sole
          ----------------------------
discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.  General Restrictions.
     --------------------

     (a)  Investment Representations.  The Company may require any person to
          --------------------------
whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b)  Compliance With Securities Laws.  Each option shall be subject to the
          -------------------------------
requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.  Rights as a Shareholder.
     -----------------------

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  Adjustment Provisions for Recapitalizations and Related Transactions.
     --------------------------------------------------------------------

     (a)  General.  If, through or as a result of any merger, consolidation,
          -------
sale of all or substantially all of the assets of the Company, reorganization, recapitalization reclassification, stock dividend (other than the Split), stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the maximum number and kind of shares with respect to which an option may be granted to any person per calendar year, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     (b) Board Authority to Make Adjustments.  Any adjustments under this
         -----------------------------------
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  Merger Consolidation Asset Sale Liquidation etc.
     -----------------------------------------------

     (a) General.  Upon the occurrence of an Acquisition Event (as defined
         -------
below), all outstanding options shall terminate, provided that at least 10 days prior to the effective date of such Acquisition Event, the Board of Directors may, in its sole discretion, either (i) if there is a surviving or acquiring corporation, arrange, subject to consummation of the Acquisition Event, to have that corporation or an affiliate of that corporation grant to optionees replacement options (or assume the options of the Company) which are proportionately equivalent to such option with respect to the number of shares and exercise price and in the case of Incentive Stock Options satisfy, in the determination of the Board of Directors, the requirements of Section 424(a) of the Code, or (ii) provide that all outstanding options will become exercisable, realizable or vested in full immediately prior to the effective date of such Acquisition Event. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company in one or a series of related transactions; (c) the complete liquidation of the Company; or (d) the acquisition of more than 50% of the outstanding voting securities of the Company by a single person or entity or group of persons and/or entities acting in concert.

     (b) Substitute Options.  The Company may grant options under the Plan in
         ------------------
substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the

Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.  No Special Employment Rights.
     ----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  Other Employee Benefits.
     -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.  Amendment of the Plan.
     ---------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.  Withholding.
     -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee for at least six months. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.  Cancellation and New Grant of Options, Etc.
     ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.  Effective Date and Duration of the Plan.
     ---------------------------------------

     (a) Effective Date.  The Plan shall become effective when adopted by the
         --------------
Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination.  Unless sooner terminated in accordance with Section 16,
         -----------
the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.


23.  Provision for Foreign Participants.
     ----------------------------------

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                  Adopted by the Board of Directors on
                                  July 29, 1996.


                                  Amended and Restated by the Board of
                                  Directors on October 28, 1996

                           UNITED NATURAL FOODS, INC.

                                AMENDMENT NO. 1

                           UNITED NATURAL FOODS, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN


     The United Natural Foods, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan"), is hereby amended as set forth below:

     1. Subsection 4(a) of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

               "Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 2,000,000 shares (after giving effect to the Company's 55-for-1 stock split, in the form of a stock dividend, effective as of September 3, 1996 (the "Split"))."

     2.   In all other respects, the Plan shall remain in full force and effect.

                                    Adopted by the
                                    Board of Directors
                                    on November 6, 1998

PROXY                      UNITED NATURAL FOODS, INC.                      PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
  Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Norman A. Cloutier, Robert T. Cirulnick and E. Colby Cameron, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the Annual Meeting of Stockholders of United Natural Foods, Inc. to be held at The Westin Providence Hotel, One West Exchange
Street, Providence, Rhode Island 02903 at 9:00 a.m. (local time) on December
18, 1998, and at any adjournments or postponements thereof, and there to vote and act as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.
  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE PROPOSALS.
  PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
  Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

1. To elect the following Class II Director for the ensuing three years:

Class II Nominee: Thomas B. Simone
      [_] FOR nominee         [_] WITHHELD from nominee

2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 50,000,000.

       [_] FOR                    [_] AGAINST           [_] ABSTAIN
                  (continued and to be signed on reverse side)

3. To approve an amendment to the Company's Amended and Restated 1996 Stock Option Plan increasing the number of shares available for issuance under the Plan from 1,375,000 to 2,000,000.
       [_] FOR                    [_] AGAINST           [_] ABSTAIN
4. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of the Corporation for the current fiscal year.
       [_] FOR                    [_] AGAINST           [_] ABSTAIN
  A VOTE FOR PROPOSALS NUMBER 1, 2, 3 AND 4 IS RECOMMENDED BY THE UNITED NATURAL FOODS, INC. BOARD OF DIRECTORS.
IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                      -----------------------------------------
                                      Stockholder sign here

                                      -----------------------------------------
                                      Co-owner sign here

                                      Date:
                                           ------------------------------------